UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 6, 2023

System1, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39331	92-3978051
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4235 Redwood Avenue Marina Del Rey, California		90066
(Address of principal executive offices)		(Zip Code)

(310) 924-6037
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SST	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A Common Stock share at an exercise price of $11.50 per share	SST.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry Into A Material Definitive Agreement.
Term Loan Note
On October 6, 2023, Orchid Merger Sub II, LLC (“Orchid Sub”), a wholly-owned subsidiary of System1, Inc. (the “Company”), entered into a $2.5 million Term Loan Note (the “Term Note”) with Openmail2, LLC, a Delaware limited liability company (“OM2” or the “Term Lender”), which is principally owned and managed by trusts established for the benefit of the Company’s co-founders, Michael Blend and Charles Ursini, in a private transaction approved by the independent and non-interested members of the Company’s Board of Directors (the “Board”). Pursuant to the Term Note, the Term Lender provided a fixed $2.5 million term loan to Orchid Sub.
The amounts outstanding under the Term Note accrue interest at the rate per annum equal to the Secured Overnight Financing Rate (“SOFR”) as administered by the Federal Reserve Bank of New York plus 5.75%. The maturity date under the Term Note is December 31, 2024. The Lender is also entitled to a closing fee equal to 10.0% the principal amount of the Term Note, payable within 180 days of October 6, 2023. In addition, Orchid Sub agreed to reimburse the Lender for its reasonable and documented costs expenses incurred in connection with the negotiation, documentation and execution of the Term Note.
Secured Facility
On October 6, 2023, Total Security Limited (“Total Security”), an indirect wholly-owned subsidiary of the Company, entered into a Secured Facility Agreement providing for a $10.0 million term loan (the “Secured Facility”) with Onyx Asset Finance Limited, a company organized under the laws of England & Wales (“Onyx” or the “Secured Lender”) and a subsidiary of Just Develop It Limited, one of the Company’s significant shareholders, in a private transaction approved by the independent and non-interested members of the Company’s Board. Pursuant to the Security Facility, the Secured Lender provided a $10.0 million commitment to Total Security under the Secured Facility (the “Secured Commitment”), which amount was (i) drawn down in full on the closing date and (ii) secured by the assets of Total Security pursuant to a deed granted in favor of the Secured Lender pursuant to a Debenture between Total Security and the Secured Lender, dated October 6, 2023.
The amounts outstanding under the Secured Facility accrue interest at the rate of 8.5% per annum. The amounts outstanding under the Secured Facility are due upon the earlier of (i) October 6, 2024 or (ii) the date on which Total Security undergoes a Change of Control (as such term is defined in the Secured Facility). The Secured Lender was also entitled to a closing fee equal to 12.0% the principal amount of the borrowings under the Secured Facility, which was paid in full on the closing date. In addition, Total Security agreed to reimburse the Secured Lender for its reasonable and documented costs expenses incurred in connection with the negotiation, documentation and execution of the Secured Facility.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
As described above under Item 1.01, on October 6, 2023, Orchid Sub entered into a $2.5 million Term Note with the Lender party thereto.
As described above under Item 1.01, on October 6, 2023, Total Security entered into a $10.0 million Secured Facility with the Secured Lender party thereto.
For a summary description of the terms of the Term Note and the Secured Facility, see the descriptions set forth above under Item 1.01 – Entry Into A Material Definitive Agreement.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Term Loan Note, dated October 6, 2023
10.2	Secured Facility Agreement, dated October 6, 2023
10.3	Debenture, dated October 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

System1, Inc.

Date:	October 12, 2023	By:	/s/ Tridivesh Kidambi
		Name:	Tridivesh Kidambi
		Title:	Chief Financial Officer

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